Exhibit 10.3

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of September 14, 2018 (the “Effective Date”), is entered into by and among PetroQuest Energy, Inc., a Delaware corporation (the “Issuer”), the Subsidiaries of the Issuer that are parties hereto (the “Guarantors”) and the Holders (as defined below) that are parties hereto (each an “Initial Forbearing Holder” and collectively, the “Initial Forbearing Holders”).

PRELIMINARY STATEMENT

WHEREAS, the Initial Forbearing Holders are the beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of a majority in aggregate principal amount outstanding of those 10.00% Second Lien Senior Secured PIK Notes due 2021 that are issued by the Issuer and governed by that certain Indenture dated as of September 27, 2016, by and among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”) thereunder (such Indenture, as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”; such Notes, as amended, supplemented, amended and restated or otherwise modified from time to time, the “Notes”; and the holders of such Notes, the “Holders”), which Notes are secured by liens on the Collateral pursuant to the Security Documents;

WHEREAS, the Issuer has requested the Initial Forbearing Holders to forbear from exercising, and to direct the Trustee and/or the Collateral Trustee with respect to, certain rights and remedies in respect of the Indenture, the Notes and the Security Documents with respect to the Anticipated Defaults (as hereinafter defined), including with respect to any Collateral; and

WHEREAS, upon the terms and conditions contained herein, the Initial Forbearing Holders are prepared to forbear from exercising, and to direct the Trustee and/or the Collateral Trustee with respect to, certain rights and remedies, available to them at law, in equity, by agreement or otherwise as a result of such Anticipated Defaults upon the terms set forth herein, without waiving any of their other rights or remedies.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.    Definitions. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Indenture and the Notes, as the context may require.

Section 2.    Acknowledgments by the Issuer. The Issuer acknowledges and agrees as follows:

(a)

Anticipated Defaults. Certain Defaults or Events of Default have arisen on or prior to the date hereof and/or may arise on or prior to the Forbearance Termination Date (as defined below) under the Indenture, consisting of a Default under clauses (1) and (6) of Section 6.01 of the Indenture as a result of the failure of the Issuer to make the interest payment under the Notes due on August 15, 2018. The Issuer anticipates that such Defaults will constitute an Event of Default under clauses (1) and (6) of Section 6.01 of the Indenture. The Defaults and Events of Default described in the foregoing paragraph are referred to herein as the “Anticipated Defaults.”

(b)

Acknowledgment of Indebtedness. The Issuer agrees that (i) as of the Effective Date, the Issuer is indebted to the Holders in the aggregate principal amount of $275,045,768 under the Notes; (ii) all such amounts remain outstanding and unpaid without setoff, counterclaim or defenses; and (iii) all such amounts are subject to increase or other adjustment as a result of any and all interest thereon in accordance with the Indenture and the Notes.

(c)

Reservation of Rights. Except for the rights, powers and remedies which the Trustee, the Collateral Trustee and the Initial Forbearing Holders agree to forbear from exercising during the Forbearance Period pursuant to Section 3 below, the Issuer and each Guarantor acknowledges and agrees that the Initial Forbearing Holders hereby reserve all rights, powers and remedies under the Indenture, the Security Documents and the Notes and applicable law in connection with any violation or noncompliance by the Issuer or any Guarantor with the terms of the Indenture, the Security Documents and the Notes.

Section 3.    Forbearance by the Initial Forbearing Holders.

(a)

Forbearance Period. At the request of the Issuer, the Initial Forbearing Holders hereby agree to forbear from the exercise of their rights and remedies, whether at law, in equity, by agreement or otherwise (including, without limitation, any such rights and remedies arising under the Trust Indenture Act of 1939 or arising under the Indenture, including, without limitation, Sections 6.02, 6.03, 6.06, 6.07 and 6.08 thereof), available to the Trustee and/or the Holders as a result of the Anticipated Defaults until the earliest to occur of the following (the “Forbearance Termination Date” and the period beginning on the Effective Date and terminating on the Forbearance Termination Date being hereinafter referred to as the “Forbearance Period”):

(i)	11:59 p.m. Eastern time on September 28, 2018;

(ii)

the date on which (A) any Event of Default under the Indenture that is not an Anticipated Default occurs, (B) any Forbearance Default under the Credit Agreement Forbearance Agreement (as defined below) occurs, (C) the Issuer or any of its affiliates takes any action to challenge the validity or enforceability of the Indenture, this Agreement or any provision hereof or the validity, enforceability or perfection of the Liens in favor of the Trustee under the Indenture and the other Note Documents (including in any case by asserting such a challenge in writing), (D) any of the indebtedness incurred under the Credit Agreement (as defined below) is accelerated or declared to be due and payable in full, or (E) the Issuer is no longer working in good faith on the terms of a consensual restructuring with the Holder Representatives (as defined below) and the Initial Forbearing Holders;

(iii)	the failure of any representation or warranty made by the Issuer or any Guarantor under this Agreement to be true and complete as of the date hereof and the Effective Date; and

(iv)	the failure of the Issuer or any Guarantor to timely comply with any term, condition or covenant set forth in this Agreement.

For the purposes of this Agreement, “Holder Representatives” means Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Capital, Inc.

(b)

Request to Trustee and Collateral Trustee. The Initial Forbearing Holders hereby agree to request, and hereby do request: (i) that the Trustee rescind and cancel any acceleration hereafter declared at the request of any Holder of Notes or that may be declared by the Trustee, in accordance with Section 6.02 of the Indenture, of the amounts outstanding under the Indenture and the Notes as a result of any Anticipated Default occurring or continuing during the Forbearance Period; and (ii) that the Collateral Trustee rescind and cancel any foreclosure or other enforcement of any or all of the liens on the Collateral securing the Notes, or any enforcement of any of the terms of the Security Documents, in accordance with Section 6.03 of the Indenture as a result of any Anticipated Default occurring or continuing during the Forbearance Period. Each Initial Forbearing Holder shall, if necessary to facilitate the terms of this Agreement and to the extent such Initial Forbearing Holder is not the registered holder of the Notes it beneficially owns, instruct the registered Holder thereof to comply with the terms of this Agreement, including directing the registered Holder to instruct the Trustee and the Collateral Trustee to temporarily forbear from exercising any rights and remedies as provided above. The parties hereto agree that this Agreement may be delivered to the Trustee and the Collateral Trustee as a direction contemplated by Section 6.05 or Section 6.06 of the Indenture, and that each Initial Forbearing Holder shall, upon request from the Issuer, provide such further direction to the Trustee and the Collateral Trustee as may be necessary to effectuate the intent of the foregoing.

(c)

Limitation on Transfers of Notes; Additional Notes. Each Initial Forbearing Holder hereby agrees not to sell, assign, pledge, lend, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) during the Forbearance Period any ownership (including beneficial ownership) of Notes (or any rights in respect thereof, including but not limited to the right to vote) held by such Initial Forbearing Holder as of the date hereof except to a party who (i) is already a Holder party to this Agreement or (ii) prior to such Transfer, agrees in writing to be bound by all of the terms of this Agreement (including with respect to any and all claims with respect to any Notes it already may hold against the Issuer prior to such Transfer) by executing a joinder in the form attached hereto as Exhibit A, and delivering an executed copy thereof, within two (2) business days of closing of such Transfer, to counsel to the Issuer. Any Transfer made in violation of this Section 3(c) shall be void ab initio, and the Issuer shall have the right to enforce the voiding of any such Transfer. This Agreement shall in no way be construed to preclude any Initial Forbearing Holder from acquiring additional Notes, to the extent permitted by applicable law, provided, however, that any such additional Notes shall become subject to this Agreement to the same extent as the Subject Notes (as defined below) held by such Initial Forbearing Holder as of the date hereof.

(d)

Termination of Forbearance Period. The Issuer acknowledges and agrees that upon the occurrence of the Forbearance Termination Date, the provisions of this Section 3 shall automatically and immediately terminate without any further action by, or notice being due from, the Trustee, the Collateral Trustee or any Holder, and the Initial Forbearing Holders may proceed (but are not required), to the extent an Event of Default is then continuing, to exercise any and all rights and remedies which such Holders may have upon the occurrence of an Event of Default to the extent an Event of Default is then continuing, including, if an Event of Default is then continuing, declaring the Notes to be immediately due and payable in accordance with the Indenture.

(e)

Acknowledgment Regarding Forbearance. The Issuer acknowledges that none of the Initial Forbearing Holders has made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Anticipated Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations. The Issuer agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Initial Forbearing Holders may be entitled to take or bring in order to enforce their rights and remedies against the Issuer are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

Section 4.    Representations and Warranties.

(a)	Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Initial Forbearing Holders that:

(i)

The Issuer and each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder;

(ii)

This Agreement has been duly and validly authorized by the Issuer and each Guarantor, has been duly executed and delivered by the Issuer and each Guarantor and, assuming due authorization, execution and delivery by each of the Initial Forbearing Holders or any counterparty other than the Issuer and the Guarantors, is a valid and binding obligation of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally;

(iii)

The execution and delivery by the Issuer and each Guarantor of this Agreement do not and will not, with or without the giving of notice or the lapse of time, or both: (A) result in any violation of any terms of the organizational documents of the Issuer and each Guarantor; (B) conflict with or result in a breach by the Issuer and each Guarantor of or a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer and each Guarantor is a party or by which the Issuer or any Guarantor or any of its properties or assets is bound or affected; or (C) violate or contravene any applicable law, rule or regulation or any decree, judgment or order of any court or governmental body having jurisdiction over the Issuer or any Guarantor or any of their properties or assets; and

(iv)	Other than the Anticipated Defaults, no “Default” or “Event of Default” has occurred and is continuing under the Indenture.

(b)

Representations and Warranties of the Initial Forbearing Holders. Each Initial Forbearing Holder hereby severally, and not jointly, represents and warrants to the Issuer and the Guarantors that: (i) it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth opposite such Initial Forbearing Holder’s name on Schedule B hereto (the “Subject Notes”); (ii) it has the power and authority to enter into this Agreement and perform its obligations hereunder and to act or act on behalf of, vote, and direct the Trustee and the Collateral Trustee as to matters concerning the Subject Notes; and (iii) it has the sole and legal right, power and authority to dispose of the Subject Notes.

Section 5.    Conditions to Effective Date. This Agreement shall become effective as of the Effective Date when:

(a)	the Issuer shall have received one or more counterparts of this Agreement, duly executed and delivered by the Issuer, the Guarantors, and the Initial Forbearing Holders;

(b)

the Issuer shall have received one or more counterparts of a forbearance agreement in respect of the Indenture dated as of February 17, 2016, by and among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee and as collateral trustee thereunder, and the 10.00% Second Lien Secured Senior Notes due 2021 issued by the Issuer pursuant thereto, duly executed and delivered by the Issuer, the Guarantors, and the holders party thereto;

(c)

the Forbearance Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement Forbearance Agreement”) heretofore entered into among the Issuer, the Guarantors, and Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto in respect of that certain Multidraw Term Loan Agreement dated as of August 31, 2018, among the Issuer and certain Guarantors, as borrowers and/or loan parties, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Credit Agreement”) becomes effective in accordance with its terms; and

(d)

all reasonable and documented fees and expenses of the Holder Representatives in connection with the transactions contemplated by this Agreement or otherwise due and payable under the Indenture shall have been paid by the Issuer.

Section 6.    Disclosure. Each party hereto agrees that it will permit public disclosure, including in a press release and/or the filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, of the contents of this Agreement, but the Issuer and the Guarantors shall not, and the Issuer and the Guarantors hereby agree that they will not, share the identity of any of the Initial Forbearing Holders or the amount of Notes held by each Initial Forbearing Holder as set forth on Schedule B hereto with any Person and that it will keep such information confidential, except: (a) in any legal proceeding relating to this Agreement; provided that the Issuer shall use its reasonable best efforts to maintain the confidentiality of such information in the context of any such proceeding; (b) to the extent required by applicable law or regulation; and (c) in response to a subpoena, discovery request, or a request from a government agency, regulatory authority or securities exchange for such information contained therein; provided, however, that the Issuer will, to the extent permitted by applicable law or regulation, provide any such Initial Forbearing Holder with prompt written notice of any such request or requirement so that such Initial Forbearing Holder may seek, at such Initial Forbearing Holder’s expense, a protective order or other appropriate remedy and the Issuer will fully cooperate with such Initial Forbearing Holder’s efforts to obtain same. Notwithstanding anything to the contrary in this Section 6, the Issuer and the Guarantors may: (i) disclose the aggregate principal amount of Notes held by the Initial Forbearing Holders executing this Agreement, taken as a whole; (ii) file this Agreement as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission; and (iii) to effectuate and evidence the direction to the Trustee and the Collateral Trustee contained herein, at any time, and from time to time, during the Forbearance Period, provide the Trustee and the Collateral Trustee with an executed copy of this Agreement that includes the individual signature pages of each of the Initial Forbearing Holders.

Section 7.    GOVERNING LAW.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)

EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO AGREES THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON SUCH PARTY AND MAY BE ENFORCED IN ANY COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS SUBJECT BY A SUIT UPON SUCH JUDGMENT.

(c)

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, TRUSTEE OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.    Headings. The Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 9.    Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.    Electronic Execution. This Agreement may be signed electronically. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures, and electronic signatures shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

Section 12.    No Waiver. Except for and to the extent of the forbearance provided in Section 3 of this Agreement, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any default, Default or Event of Default under the Indenture or any right, power or remedy of the Trustee, the Collateral Trustee or the Holders under the Indenture, the Notes or the Security Documents. The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future breaches or defaults with respect to the Indenture and the Notes after the Forbearance Termination Date.

Section 13.    Successors and Assigns. This Agreement shall be binding upon the Issuer and its successors and permitted assigns and shall inure, together with all rights and remedies of the Initial Forbearing Holders, to the benefit of the Initial Forbearing Holders and their respective successors, transferees and assigns.

Section 14.    Entire Agreement. THIS AGREEMENT, THE INDENTURE, THE SECURITY DOCUMENTS AND THE NOTES CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 15.    Release. In consideration of, among other things, the execution and delivery of this Agreement by the Initial Forbearing Holders, each of the Issuer and each Guarantor, on behalf of itself and its agents, representatives, officers, directors, members, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, the “Releasors”), hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as defined herein) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Initial Forbearing Holders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, members, employees, agents, attorneys, financial advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Notes and the Indenture or transactions contemplated thereby or hereby, or any actions or omissions in connection therewith or herewith, or (ii) any aspect of the dealings or relationships between or among the Issuer, on the one hand, and any or all of the Initial Forbearing Holders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, the Issuer and Guarantors consulted with, and have been represented by, legal counsel and expressly disclaim any reliance on any representations (other than those set forth in Section 4(b)), acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations(other than those set forth in Section 4(b)), acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of this Agreement and the Notes Documents.

[**Signature Pages Follow**]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

PETROQUEST ENERGY, INC.

By:	/s/ J. Bond Clement
Name:	J. Bond Clement
Title:	Executive Vice President, Chief Financial Officer and Treasurer

PETROQUEST ENERGY, L.L.C.

By:	/s/ J. Bond Clement
Name:	J. Bond Clement
Title:	Executive Vice President, Chief Financial Officer and Treasurer

TDC ENERGY LLC

By:	/s/ J. Bond Clement
Name:	J. Bond Clement
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signture Page to Forbearance Agreement]

CORRE OPPORTUNITIES QUALIFIED MASTER FUND, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

CORRE OPPORTUNITIES II MASTER FUND, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

CORRE HORIZON INTERIM FUND LLC

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

[Signture Page to Forbearance Agreement]

MACKAY SHIELDS LLC, an investment subadvisor to the funds denoted on Schedule B

By:	/s/ Andrew Susser
Name:	Andrew Susser
Title:	Executive Managing Director

[Signture Page to Forbearance Agreement]

Exhibit A

Form of Joinder Agreement

The undersigned transferee (“Transferee”) acknowledges that it has reviewed and understands the Forbearance Agreement, dated as of September 14, 2018, a copy of which is attached hereto as Annex I (as it may be amended, supplemented, or otherwise modified from time to time, the “Agreement”),1 by and among the Issuer, the Guarantors, and the Initial Forbearing Holders.

1.    Agreement to be Bound. The Transferee hereby agrees to be bound by all of the terms of the Agreement (including with respect to any and all claims with respect to any Notes it already may hold against the Issuer prior to the Transfer). The Transferee shall hereafter be deemed to be a “Party” and an “Initial Forbearing Holder” party to the Agreement for all purposes under the Agreement.

2.    Governing Law. This joinder agreement (the “Joinder Agreement”) to the Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

Date:                     , 20

[HOLDER]

By:
Name:
Title:

Principal Amount of Notes: $

[1]	Defined terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.